Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:

Richard Wayne, President and Chief Executive Officer

207.786.3245 ext. 3203

Jean-Pierre Lapointe, Chief Financial Officer

207.786.3245 ext. 3220

Northeast Bank, 500 Canal Street, Lewiston, ME 04240

www.northeastbank.com

Northeast Bancorp Announces Corporate Reorganization

Lewiston, ME (January 7, 2019) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today entered into an Agreement and Plan of Merger (the “Plan of Merger”) with its wholly-owned bank subsidiary, Northeast Bank. Under the terms of the Plan of Merger, the Company will merge with and into the Bank (the “Reorganization”), with the Bank continuing as the surviving entity. If the proposed Reorganization is approved and effected, the bank holding company structure will be eliminated and the Bank will become the top-level company.

“We decided to undertake this transaction because we believe that this Reorganization is in the best interest of our Company,” said Richard Wayne, President and Chief Executive Officer. “This transaction will further improve our efficiency by eliminating redundant corporate infrastructure and activities, and eliminating a second level of supervision and oversight that comes with being a registered bank holding company. In addition, the regulatory commitments regarding capital levels, asset composition, and sources of funding that we have adhered to since 2010 will be replaced by standards to be incorporated into our policies and procedures. We believe that these changes should allow for an increase in loan capacity in the long run, as well as a decrease in our deposit costs and the costs associated with holding excess cash.”

At the effective time of the Reorganization, each outstanding share of voting and non-voting common stock of the Company, par value $1.00 per share, respectively, will be canceled and converted into the right to receive one share of voting and non-voting common stock, respectively, of the Bank. As a result, the shares of the Bank’s common stock are expected to be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s common stock immediately prior to the Reorganization.

Following the Reorganization, it is expected that the surviving entity, the Bank, will be a publicly-traded company listed on the NASDAQ Global Market (“NASDAQ”) under the same ticker symbol currently used by the Company, “NBN.” It is also expected that the Bank’s common stock will be registered under the Securities Exchange Act of 1934 (the “Exchange Act”), which vests the Federal Deposit Insurance Corporation (the “FDIC”) with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Following the Reorganization, the Bank will file periodic and current reports and other materials required by the Exchange Act with the FDIC, and the Company will no longer file these reports and materials with the Securities and Exchange Commission (the “SEC”).

The Bank will have the same board of directors following the Reorganization as the Company had immediately prior to the Reorganization, and the executive officers of the Company will hold the same positions and titles.

The Reorganization has been approved by the boards of directors of the Company and the Bank. The Company will initiate the filings and other actions required in connection with the Reorganization, including filing a proxy statement and other proxy materials with the SEC and convening a special meeting of its shareholders to consider and vote upon the Plan of Merger. In addition to shareholder approval, the Reorganization will be subject to various closing conditions, including, among others, the receipt of all required regulatory approvals, including the approval of the Maine Bureau of Financial Institutions and the FDIC.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Forward-Looking Statements

Statements in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, those relating to the terms of the proposed transaction between the Company and the Bank and the proposed impact of this proposed Reorganization on the combined company, and the ability of the Company and the Bank to close the Reorganization in a timely manner or at all. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. These factors may include, but are not limited to, the ability of the Company and the Bank to consummate the Reorganization; the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, including the receipt of Company shareholder approval and the receipt of regulatory approvals required for the Reorganization on the terms expected in the Plan of Merger; the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization; the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the failure of the Reorganization to close for any other reason; the effect of the announcement of the Reorganization on the Company's operating results; the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the inability to retrieve the Bank's filings mandated by the Exchange Act from the SEC's publicly-available website after the closing of the Reorganization; the impact of all other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This news release is being made in respect of the proposed Reorganization transaction described above. In connection with the transaction, the Company will file with the SEC and mail to its shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED REORGANIZATION TRANSACTION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, as well as other filings containing information about the Company and the Bank, will be available without charge at the SEC’s internet website (https://www.sec.gov). Copies of the proxy statement can also be obtained, when available, without charge, from the Company’s investor relations website at https://investor.northeastbank.com.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the proposed Reorganization transaction. Certain information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 13, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on October 4, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

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